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                                                                 Exhibit 10.21

                                                             December 30, 1994

Mr. J. D. Page
Vice President, Operations
Special Metals Corporation
4317 Middle Settlement Road
New Hartford, New York  13413-9576

                         Re:  Severance Agreement

Dear Mr. Page:

                  Special Metals Corporation (hereinafter referred to as the "Company") desires, and by your signature below you have indicated that you are agreeable, to set forth the terms and conditions under which the Company will pay you severance in the event that during your employment with the Company a "change of control" occurs.

                  Your employment with the Company shall continue for twelve
(12) months from the date you receive advance written notice of termination from the Company following a "change of control" of the Company (the "Triggering Event"). Commencing upon the occurrence of the Triggering Event, subject to the terms of this Agreement, the Company shall provide you with twelve (12) months (the "Severance Period") severance pay at your then current salary (but in no event less than $112,007 per annum), payable in accordance with the Company's normal payroll cycle; bonus and profit sharing payments, subject to the terms of the Company's bonus and profit sharing plans, if any; the continuance of employee benefits (including any group insurance coverage presently being provided to you and your eligible dependents, including health, dental, vision care and life insurance) during the Severance Period; and appropriate out-placement services with a firm of the Company's choosing for a reasonable period of time in any event not to exceed six months and at a cost of not more than $10,000. After the occurrence of the Triggering Event, the Company, at its sole discretion, may assign you appropriate duties and responsibilities consistent with its needs during the first six months of the Severance Period only but in no such event shall such duties and responsibilities require more than 80 hours in any calendar month (it being understood that you shall have time to seek other suitable employment).

                  In consideration of the severance benefits being provided to you hereunder, you agree that you shall provide the Company with no less than ninety (90) days advance written notice in the event you elect to terminate your employment with the Company for any reason.


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                                                                            2

                  This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon you and your executors, administrators, heirs and legal representatives. The Company and any successor thereto shall honor the provisions of this Agreement in the event that during your employment with the Company a "change of control" occurs.

                  For the purposes of this Agreement, a "change of control" shall mean any one transaction or series of related transactions which causes the ownership of all or substantially all of the then assets of the Company to be transferred or beneficial ownership or voting rights with respect to more than fifty percent of the then outstanding capital stock of the Company to be transferred. Such transaction or transactions shall include without limitation:
(i) a consolidation or merger of the Company with or into another corporation;
(ii) the sale or transfer of (a) all or substantially all of the Company's assets or (b) more than one-half of the value or voting power of the stock of any subsidiary or affiliated corporation of the Company or the product of a taxable or non-taxable spin-off, split-up or split-off; (iii) the creation of a voting trust; (iv) any other method excluding sales or transfers of shares by or between current shareholders; or (v) the effective change of control from Aubert et Duval to another entity. A "change of control" shall not include any transaction or series of related transactions within Aubert et Duval or between the shareholders of Aubert et Duval.


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                                                                             3

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  If the foregoing is acceptable to you, please execute the duplicate original of this letter in the space provided below and return one fully executed original to us.

                                           Very truly yours,

                                           SPECIAL METALS CORPORATION


                                           By: /s/ Donald R. Muzyka
                                              -----------------------------
                                                   Donald R. Muzyka
                                                   President & Chief Operating
                                                     Officer


Accepted and agreed to this 30th
day of December, 1994.


/s/ J. D. Page
---------------------------------
J. D. Page